UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  August 24, 2026
Carlyle Private Equity Partners Fund, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56746	33-3814841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Pennsylvania Ave., N.W., Suite 220 South Washington, DC		20004
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (202) 729-5626

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act.
☐

Item 3.02. Unregistered Sales of Equity Securities.
On August 1, 2026, Carlyle Private Equity Partners Fund, L.P. (the “Fund”) sold unregistered limited partnership units (the
“Units”) to certain investors for aggregate consideration of approximately $13.4 million.
The following table provides details on the Units sold to investors by the Fund:

Class	Number of Units Sold(1,2)	Aggregate Consideration(2)
Class E-A	61,669	$1,891,400
Class E-I	335,233	$10,295,015
Class I	23,478	$721,000
Class C (3)	15,733	$500,000
__________
(1)The number of Units sold by the Fund was finalized on August 24, 2026, following the calculation of the Fund’s Transactional Net Asset Value
(“Transactional NAV”) as of July 31, 2026 per Unit for Class E-A, Class E-I and Class C. The purchase price for each Unit sold by the Fund on August 1,
2026, was equal to the Transactional NAV per Unit for the applicable class as of July 31, 2026. Since Class I Units had not yet been issued as of July 31,
2026, the Transactional NAV for Class I Units was equal to the Transactional NAV of Class E-I Units. Refer to Item 8.01 below for information on the
Fund’s Transactional NAV.
(2)Unit and dollar amounts are rounded to the nearest whole number.
(3)Represents Class C Units purchased by an affiliate of the Fund’s general partner, CPEP GP, LLC (the “General Partner”).
The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder. The Units were sold to investors, including through CPEP Feeder, L.P. (the “Feeder”), a Delaware limited partnership for certain investors with particular tax characteristics, such as certain U.S. tax-exempt investors and certain
non-U.S. investors.
Item 8.01. Other Events.
Transactional Net Asset Value
The Fund calculates the Transactional NAV for purposes of establishing the price at which transactions in the respective Units are made. A description of the Fund’s valuation process is included under “Part II, Item 5. Market for Registrant’s Common
Equity,  Related Shareholder Matters and Issuer Purchases of Equity Securities—Calculation of Transactional Net Asset Value
—Valuation Policies and Procedures” in the Fund's Annual Report on Form 10-K, filed with the Securities and Exchange
Commission on March 30, 2026 (the “Form 10-K”). Transactional NAV is based on the month-end values of the Fund’s investments and other assets (including cash and cash equivalents) and the deduction of any respective liabilities, including certain fees and expenses (such as the Incentive Allocation and Management Fee, as applicable to the respective class), in all cases as determined in accordance with the valuation policies and procedures adopted by the Fund. During the first twelve months following the Initial Closing on October 1, 2025, the Investment Advisor is limiting the Fund’s Specified Expenses to
0.60% of net assets (annualized). To achieve this, the Investment Advisor may waive a portion of its management fees and/or absorb or reimburse certain Fund expenses as needed. For purposes of calculating Transactional NAV, the Expense Support paid by the Investment Advisor will be reflected as a reduction to Transactional NAV in the month the Fund reimburses the
Investment Advisor for such costs, provided that any reimbursement during the 12-month Expense Support period does not cause Specified Expenses to exceed the 0.60% limit; after that period, the limit no longer applies. Servicing Fees, as applicable, are recognized as a reduction to Transactional NAV on a monthly basis as such fees are paid. Definitions of Specified Expenses and Expense Support are included within “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and
Results of Operations—Key Components of Our Results of Operations—Expenses” of the Form 10-K. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the General Partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America
(“U.S. GAAP”).
Total Transactional NAV as of July 31, 2026 is $146.8 million. The Transactional NAV per Unit for each class of the Fund outstanding as of July 31, 2026, is as follows:

	As of July 31, 2026
Class	Number of Units	Transactional NAV(1)
Class A-I	873,785	$30.85
Class A-S	24,000	$30.65
Class E-A	519,820	$30.67
Class E-I	3,124,072	$30.71
Class E-S	12,781	$30.58
Class C	213,978	$31.78
___________
(1)Transactional NAV per Unit does not take into consideration any class-specific fees, expenses and other net assets and liabilities attributable to the classes at the Feeder.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carlyle Private Equity Partners Fund, L.P.

By:	/s/ Charles E. Andrews, Jr.
Name:	Charles E. Andrews, Jr.
Title:	Chief Financial Officer
Date: August 26, 2026